EXHIBIT 99.1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agrees to file jointly a statement on Schedule 13G (including any amendments thereto) with respect to the Class A Common Stock, $.01 par value per share, of Morton Industrial Group, Inc.

         The undersigned acknowledge that each shall be responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party shall not be responsible for the completeness and accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

         It is understood and agreed that a copy of this joint filing agreement shall be attached as an exhibit to the statement on Schedule 13G, and any amendments thereto, as filed on behalf of the undersigned parties.

Dated:  May 31, 2005                  BANK OF MONTREAL


                                       /s/ Paul V. Reagan
                                       ----------------------------------------
                                       Name:  Paul V. Reagan
                                       Title: U.S. General Counsel and Senior
                                              Vice President


                                       HARRIS FINANCIAL CORP.


                                       /s/ Paul V. Reagan
                                       ----------------------------------------
                                       Name:  Paul V. Reagan
                                       Title: U.S. General Counsel and Executive
                                              Vice President


                                       BMO NESBITT BURNS EQUITY GROUP (U.S.),
                                       INC.


                                       /s/ Douglas P. Sutton
                                       ----------------------------------------
                                       Name:  Douglas P. Sutton
                                       Title: Managing Director


                                       HARRIS NESBITT CAPITAL, INC. (F/K/A BMO
                                       NESBITT BURNS CAPITAL (U.S.), INC.)


                                       /s/ Douglas P. Sutton
                                       ----------------------------------------
                                       Name:  Douglas P. Sutton
                                       Title: Managing Director